As filed with the Securities and Exchange Commission on September 29, 2022
Registration No. 333-261853

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROIVANT SCIENCES LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	2834	98-1173944
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Suite 1, 3rd Floor
11-12 St. James’s Square
London SW1Y 4LB
United Kingdom
+44 207 400 3347
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company
251 Little Falls Drive
Wilmington, Delaware 19808
(800) 927-9801
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Derek J. Dostal
Stephen A. Byeff
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

On December 22, 2021, Roivant Sciences Ltd. (the “Registrant”) filed a Registration Statement on Form S-1 (File No. 333- 261853) (as amended, the “Registration Statement”), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 4, 2022. The Registration Statement registered the potential offer and sale from time to time by the securityholders named therein or their permitted transferees of up to 17,407,773 of the Registrant’s common shares, $0.0000000341740141 par value per share.

The Registrant is filing this Post-Effective Amendment (the “Post-Effective Amendment No. 1”) in connection with its registration statement on Form S-3 (File No. 333-267503) (the “Form S-3 Registration Statement”) to terminate the offering of its securities pursuant to the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1, any and all securities registered under the Registration Statement that remain unsold as of immediately prior to the effectiveness of the Form S-3 Registration Statement and terminates the effectiveness of the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on September 29, 2022.

ROIVANT SCIENCES LTD.

By:	/s/ Marianne Romeo
	Name:	Marianne Romeo
	Title:	Head, Global Transactions & Risk Management

NOTE: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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